CONSULTING AGREEMENT
                             ----------------------

      THIS CONSULTING AGREEMENT IS MADE ON THIS 24TH DAY OF JANUARY 2005.

                                     BETWEEN

FULL NAME                                 PHYSICAL ADDRESS
------------------------------------      ---------------------------------------------------------------
Andrew Shaun Bremer                       56 Wingate Cres, Sunningdale, Table View, 7441
------------------------------------      ---------------------------------------------------------------
Bronwin Murray                            42, 84 On Main, Parklands Main Road, Parklands, 7441
------------------------------------      ---------------------------------------------------------------
Carla Sharpe                              57 Highlevel Road, Greenpoint, 8005
------------------------------------      ---------------------------------------------------------------
Cindy Ashley                              54 Deauville Estate, Royal Ascot. 7441
------------------------------------      ---------------------------------------------------------------
Craig John Ogilvy                         4 Cleek Street, Lakeside, Cape Town, 7945
------------------------------------      ---------------------------------------------------------------
Eric Richfield Majors                     2N Cascade Ave #1100, Colorado Springs, CO 80903
------------------------------------      ---------------------------------------------------------------
Ernesto Angel                             102 S.Tejon Street, #1100, Colorado Springs, CO 80903
------------------------------------      ---------------------------------------------------------------
Francesco Maccioni                        Bayview, Perlemoen Str, Bloubergsands, 7441
------------------------------------      ---------------------------------------------------------------
Gareth Saul                               33 Connemara Rd, Wynber, 7800
------------------------------------      ---------------------------------------------------------------
Giovanni Carlo Fantozzi                   20 Amandelboom Rd, Plattekloof, 7500
------------------------------------      ---------------------------------------------------------------
Gregory Allum                             Unit 95, Park Royal, Parklands Main Road, Parklands, 7441
------------------------------------      ---------------------------------------------------------------
Henry Van Burean Jarrett JR               17 Volute Circle, Sunset Beach, CapeTown, 7441
------------------------------------      ---------------------------------------------------------------
Jaime Luis Perez Marquez                  C/O Victor Angel, 4627 Barington Ct,Bonita,CA 91902
------------------------------------      ---------------------------------------------------------------
Johannes Clausen                          50 Ascot Road,Milnerton,7441
------------------------------------      ---------------------------------------------------------------
Johannes Mathys van Loggerenberg          4 Avondale Place, West Beach, 7441
------------------------------------      ---------------------------------------------------------------
Joshua Neale Wolcott                      SA:6 Durham Road, Westbeach,7441
------------------------------------      ---------------------------------------------------------------
Keenan Lewis                              99 9th Avenue, Leondale, ElsiesRiver, 7490
------------------------------------      ---------------------------------------------------------------
Lee Jason Glanville                       Unit C, Blouzicht, 2 Willow Road, Blouberg Rise, 7441
------------------------------------      ---------------------------------------------------------------
Liesl Clarke                              1 Mountain Crescent, Bonnie Brae, Kraaifontein, 7570
------------------------------------      ---------------------------------------------------------------
Marisa Steyn                              72 Park Royal, Parklands Main Rd, Parklands, 7441
------------------------------------      ---------------------------------------------------------------
Martha Phumela Johnson                    42, 84 On Main, Parklands Main Road, Parklands, 7441
------------------------------------      ---------------------------------------------------------------
Michael Rhea Bennett                      17 Volute Circle, Sunset Beach, CapeTown, 7441
------------------------------------      ---------------------------------------------------------------
Mzukisi Peacemaker Mnqayi                 BB31 Town 2, Matiloshe Street, Khayelitsha
------------------------------------      ---------------------------------------------------------------
Nadeem Adonis                             1 Cessna Street, The Hague, Delft
------------------------------------      ---------------------------------------------------------------
Nomonde Felicia Zondani                   D212 B Site "C", Khayelitsha, 7784
------------------------------------      ---------------------------------------------------------------
Paul Stabnow                              2 N Cascade Ave. #1100, Colorado Springs, CO 80903
------------------------------------      ---------------------------------------------------------------
Peter Presto Fakude                       97 Cedar Street, Northcliff, Johannesburg, 2195
------------------------------------      ---------------------------------------------------------------
Peter Saul                                33 Connemara Rd, Wynber, 7800
------------------------------------      ---------------------------------------------------------------
Petrus Stephanus Mans de Beer             54 Fairview Crescent, Milnerton Ridge, 7441
------------------------------------      ---------------------------------------------------------------
Raoul Moses                               16 Marlboro Mews, Shearer Green, Summer Greens
------------------------------------      ---------------------------------------------------------------
Shurley Mazako                            NY 71 No.56, Guguletu, 7750
------------------------------------      ---------------------------------------------------------------
T'Christopher Gardner                     2708 N. Cascade Ave., Colorado Springs, CO  80907
------------------------------------      ---------------------------------------------------------------
Troy Lynette                              12549 McKenzie St,Broomfield, Colorado Springs
------------------------------------      ---------------------------------------------------------------
Vernon Reginal Philander                  34 Villa Cielo, Torquay Close, Parklands, 7441
------------------------------------      ---------------------------------------------------------------
Veronique Isaacs                          2 Mont Serrat, Balmoral Road, Bloubergstrand, 7441
------------------------------------      ---------------------------------------------------------------
Victor Angel                              4627 Barington Ct,Bonita,CA 91902
------------------------------------      ---------------------------------------------------------------

-----------------------------------------------------------------------------
The above listed Consultants shall be referred to collectively hereafter as "CONSULTANTS" or individually as "CONSULTANT".

                                       AND

Maximum Dynamics, Inc., a Colorado corporation in the United States having its office at 2 North Cascade Avenue, Suite 1100, Colorado Springs, Colorado, 80903, USA.

WHEREAS

         WHEREAS, CONSULTANTS provide business development services, technology solutions services, engineering and project management services for businesses in the information technology (IT), mobile commerce, communications and financial services sector; and,

         WHEREAS, Company has engaged the services of CONSULTANTS;

         WHEREAS, Company desires to compensate CONSULTANTS for services;

         WHEREAS, CONSULTANTS desire to receive such compensation;


         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:

ENGAGEMENT

Each CONSULTANT will advise the COMPANY in connection with the services and functions as outlined in SCHEDULE A of this agreement. Each CONSULTANT will undertake these activities on a reasonable "best efforts" basis. The retention by the COMPANY of CONSULTANTS shall be on a non-exclusive basis. Each CONSULTANT shall complete the services required hereunder according to each CONSULTANT's own means and methods of work or as directed by management of the Company. Payments to CONSULTANT hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee. Each CONSULTANT shall be responsible for any taxes required to be paid.

DURATION

This agreement constitutes payments to CONSULTANTS for the period of December 1, 2004 through February 28, 2005.

FINANCIAL

CONSULTANTS shall be paid for services as set forth in Exhibit A. The fees to be paid shall be paid with shares of registered S-8 shares of Common Stock of Maximum Dynamics, Inc. and shall be priced at a twenty percent (20%) discount to today's bid of $0.06 per share. The number of shares issued to each CONSULTANT as payment for services is set forth in Exhibit A.

REPRESENTATIONS

Each CONSULTANT hereby represents and warrants as follows by the signature carried out on this agreement that:
(a) She or he (s/he) has the power and is duly authorized to carry out the services as set forth in this agreement where and as now conducted.
(b) S/He represents and warrants that s/he has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and that no consent or approval of, notice to, or filing with any governmental authority is required in connection with the execution and delivery of this Agreement by s/he or the consummation of the transactions by s/he contemplated in this Agreement.
(b) The execution, delivery, and performance of this Agreement by s/he and the consummation of the transactions contemplated hereby and thereby, do not and will not result in or constitute (i) a breach of any term or provision of this Agreement; (ii) a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation of any of the terms, conditions, or provisions of any other agreement, instrument, or arrangement to which s/he is a party;
       (iii) an event that would permit anyone to terminate or rescind any agreement to which the s/he is a party; or (iv) an event that would permit anyone to terminate or rescind any agreement to which the COMPANY is a party.

BINDING

This Agreement and the certificates and other instruments delivered by or on behalf of the parties pursuant hereto constitute the entire agreement relating to the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto, as the case may be.

APPLICABLE LAW

This Agreement is made pursuant to, and will be governed by, and construed and enforced in accordance with the laws of the state of Colorado in the United States. The COMPANY hereby submits to the jurisdiction of any court of the State of Colorado for the purpose of any suit, action, or other proceeding arising out of this Agreement, which is brought by or against the COMPANY.

TERMINATION

If this agreement is terminated previous to January 31, 2005, then this agreement shall be terminated and deemed null and void for each party requesting termination.

ACCEPTED

FOR MAXIMUM DYNAMICS
--------------------


BY:                              SIGNATURE:                           DATE:

--------------------------------------------------------------------------------

FOR CONSULTANTS
---------------

BY:                              SIGNATURE:                           DATE:

Andrew Shaun Bremer
                                 ----------------------------------   ----------
Bronwin Murray
                                 ----------------------------------   ----------
Carla Sharpe
                                 ----------------------------------   ----------
Cindy Ashley
                                 ----------------------------------   ----------
Craig John Ogilvy
                                 ----------------------------------   ----------
Eric Richfield Majors
                                 ----------------------------------   ----------
Ernesto Angel
                                 ----------------------------------   ----------
Francesco Maccioni
                                 ----------------------------------   ----------
Gareth Saul
                                 ----------------------------------   ----------
Giovanni Carlo Fantozzi
                                 ----------------------------------   ----------
Gregory Allum
                                 ----------------------------------   ----------
Henry Van Burean Jarrett JR
                                 ----------------------------------   ----------
Jaime Luis Perez Marquez
                                 ----------------------------------   ----------
Johannes Clausen
                                 ----------------------------------   ----------
Johannes Mathys van Loggerenberg
                                 ----------------------------------   ----------

Joshua Neale Wolcott
                                 ----------------------------------   ----------
Keenan Lewis
                                 ----------------------------------   ----------
Lee Jason Glanville
                                 ----------------------------------   ----------
Liesl Clarke
                                 ----------------------------------   ----------
Marisa Steyn
                                 ----------------------------------   ----------
Martha Phumela Johnson
                                 ----------------------------------   ----------
Michael Rhea Bennett
                                 ----------------------------------   ----------
Mzukisi Peacemaker Mnqayi
                                 ----------------------------------   ----------
Nadeem Adonis
                                 ----------------------------------   ----------
Nomonde Felicia Zondani
                                 ----------------------------------   ----------
Paul Stabnow
                                 ----------------------------------   ----------
Peter Presto Fakude
                                 ----------------------------------   ----------
Peter Saul
                                 ----------------------------------   ----------
Petrus Stephanus Mans de Beer
                                 ----------------------------------   ----------
Raoul Moses
                                 ----------------------------------   ----------
Shurley Mazako
                                 ----------------------------------   ----------
T'Christopher Gardner
                                 ----------------------------------   ----------
Troy Lynette
                                 ----------------------------------   ----------
Vernon Reginal Philander
                                 ----------------------------------   ----------
Veronique Isaacs
                                 ----------------------------------   ----------
Victor Angel
                                 ----------------------------------   ----------

EXHIBIT A

The following sets forth the services to be rendered by each Consultant, the fees for such services and the number of S-8 shares to be issued as payment.

----------------------------------------- -------------------------------------------------- -----------
FULL NAME                                 SERVICES                                           SHARES
----------------------------------------- -------------------------------------------------- -----------
Andrew Shaun Bremer                       IT Manager and systems development                 330,459
----------------------------------------- -------------------------------------------------- -----------
Bronwin Murray                            Call Centre Operator                               99,164
----------------------------------------- -------------------------------------------------- -----------
Carla Sharpe                              Accounting & Reporting Compliance Director         206,255
----------------------------------------- -------------------------------------------------- -----------
Cindy Ashley                              Executive assistant in Ops management  info        800,000
----------------------------------------- -------------------------------------------------- -----------
Craig John Ogilvy                         Accounting & Financial Services                    50,000
----------------------------------------- -------------------------------------------------- -----------
Eric Richfield Majors                     CEO                                                900,000
----------------------------------------- -------------------------------------------------- -----------
Ernesto Angel                             Bus Dev for POS in Mexico & Latin America          200,000
----------------------------------------- -------------------------------------------------- -----------
Francesco Maccioni                        Infrastructure Development & Operations            900,000
----------------------------------------- -------------------------------------------------- -----------
Gareth Saul                               TagNet Programing and Design                       150,000
----------------------------------------- -------------------------------------------------- -----------
Giovanni Carlo Fantozzi                   VP of tagnet, Africa Region                        771,273
----------------------------------------- -------------------------------------------------- -----------
Gregory Allum                             Call Centre Operator                               175,200
----------------------------------------- -------------------------------------------------- -----------
Henry Van Burean Jarrett JR               Project Manager: Community development             300,000
----------------------------------------- -------------------------------------------------- -----------
Jaime Luis Perez Marquez                  Business Development in South America              300,000
----------------------------------------- -------------------------------------------------- -----------
Johannes Clausen                          Managing Director, Tagnet                          900,000
----------------------------------------- -------------------------------------------------- -----------
Johannes Mathys van Loggerenberg          Project Manager: Mobile commerce                   771,273
----------------------------------------- -------------------------------------------------- -----------
Joshua Neale Wolcott                      MXDY Global Operations                             900,000
----------------------------------------- -------------------------------------------------- -----------
Keenan Lewis                              Fleet Vehicle Driver                               62,618
----------------------------------------- -------------------------------------------------- -----------
Lee Jason Glanville                       Technology Department                              374,618
----------------------------------------- -------------------------------------------------- -----------
Liesl Clarke                              Book keeping & Admin Services                      31,028
----------------------------------------- -------------------------------------------------- -----------
Marisa Steyn                              Group Technology: Graphic Designer                 220,364
----------------------------------------- -------------------------------------------------- -----------
Martha Phumela Johnson                    Call Centre Operator                               94,800
----------------------------------------- -------------------------------------------------- -----------
Michael Rhea Bennett                      Project Manager: Internet solutions                150,000
----------------------------------------- -------------------------------------------------- -----------
Mzukisi Peacemaker Mnqayi                 Call Centre Operator                               98,073
----------------------------------------- -------------------------------------------------- -----------
Nadeem Adonis                             Fleet Vehicle Driver                               62,618
----------------------------------------- -------------------------------------------------- -----------
Nomonde Felicia Zondani                   Cleaning services                                  45,944
----------------------------------------- -------------------------------------------------- -----------
Paul Stabnow                              CTO                                                500,000
----------------------------------------- -------------------------------------------------- -----------
Peter Presto Fakude                       Business Dev. for Tagnet, Africa Region            993,465
----------------------------------------- -------------------------------------------------- -----------
Peter Saul                                TagNet Programing and Design                       250,000
----------------------------------------- -------------------------------------------------- -----------
Petrus Stephanus Mans de Beer             Project Manager: Education                         293,076
----------------------------------------- -------------------------------------------------- -----------
Raoul Moses                               Software Technology Engineer                       84,279
----------------------------------------- -------------------------------------------------- -----------
Shurley Mazako                            Receptionist                                       18,916
----------------------------------------- -------------------------------------------------- -----------
T'Christopher Gardner                     Office Manager, Colorado Springs                   150,000
----------------------------------------- -------------------------------------------------- -----------
Troy Lynette                              Office Manager: Denver Operations                  100,000
----------------------------------------- -------------------------------------------------- -----------
Vernon Reginal Philander                  Security & Logistic Services                       256,121
----------------------------------------- -------------------------------------------------- -----------
Veronique Isaacs                          Executive assistant in HR management info          220,364
----------------------------------------- -------------------------------------------------- -----------
Victor Angel                              Bus Dev for POS in Mexico & Latin America          800,000
----------------------------------------- -------------------------------------------------- -----------